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                                                                     Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             WIT CAPITAL GROUP, INC.

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         WIT CAPITAL GROUP, INC., a Delaware corporation hereby certifies as follows:

         1. FIRST: The current name of the Corporation is "Wit Capital Group, Inc."

         2. SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 2, 1998. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 1999. The Amended and Restated Certificate of Incorporation was previously amended on June 9, 1999.

         3. THIRD: The text of Article FIRST of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

         "FIRST: NAME. The name of the Corporation is Wit SoundView Group, Inc."

         4. FOURTH: The text of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

"FOURTH: Section 1. CAPITAL STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue is 605,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), (ii) 75,000,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK") and (iii) 30,000,000 shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock which the Board of Directors is herein authorized to fix and the designations and the powers, preferences and


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rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock and the Class B Common Stock.


         Section 2. PREFERRED STOCK. The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the provisions of the shares thereof, including, as appropriate:

                      (a) the designation of such series, the number of shares
             to constitute such series and the stated value thereof if different from the par value thereof;

                      (b) whether the shares of such series shall have voting
             rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

                      (c) the rate of dividends (or method of determining such
             rate), if any, payable on such series, the conditions and the date or dates (or method of determining the date or dates) upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

                      (d) whether dividends on the shares of such series shall
             be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

                      (e) whether the shares of such series shall be subject to
             redemption or purchase by the Corporation and, if so, whether such redemption or purchase shall occur at the option of the Corporation or the holder of such shares, upon the occurrence of any event or at a date or dates (or method of determining the date or dates), the times and prices (or method of determining the times and prices) of such redemption or purchase, the form of payment of such prices (which may be cash, property or rights, including securities of the Corporation or another corporation or other entity) and any other terms and conditions of such redemption or purchase;

                      (f) the amount or amounts payable upon shares of such
             series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                      (g) whether the shares of such series shall be subject to
             the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such


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             retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                      (h) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                      (i) the limitations and restrictions, if any, to be
             effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class B Common Stock, any other series of the Preferred Stock or any other class of capital stock;

                      (j) the conditions or restrictions, if any, upon the
             creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

                      (k) any other powers, preferences or rights, or any
             qualifications, limitations or restrictions thereof.

                      Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

             Section 3.    COMMON STOCK.

                           VOTING RIGHTS. Except as otherwise provided herein or
as otherwise required by law, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, the holders of which shall vote together on all matters to be voted on by the stockholders of the Corporation. Each outstanding share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of the stockholders of the Corporation.

             Section 4.    CLASS B COMMON STOCK.

                    (a) VOTING RIGHTS. The Class B Common Stock shall have no voting rights except (i) as may be required by law, (ii) such rights as may be otherwise provided herein and (iii) the right, as a separate class, to approve any amendment or repeal of any provision of


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this Amended and Restated Certificate of Incorporation (including, without limitation, by way of a merger or consolidation of the Corporation) that would adversely affect the voting powers, designations, preferences and rights of the Class B Common Stock; PROVIDED that a merger or consolidation that (x) constitutes a Corporate Transaction and (y) in which all holders of Class B Common Stock receive in such merger or consolidation the same consideration they would have received had their Class B Common Stock been converted into Common Stock immediately prior to the record date for such transaction, shall not be deemed to adversely affect the voting powers, designations, preferences and rights of the holders of the Class B Common Stock.

                  (b)      DIVIDENDS AND DISTRIBUTIONS.

                           (i)      Subject to the provisions of this Article
FOURTH, the Corporation shall not pay dividends or make distributions to any holder of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Class B Common Stock.

                           (ii)     In the case of any dividend or other
distribution on any share of Common Stock payable in Common Stock (including, without limitation, distributions pursuant to stock splits or divisions of Common Stock), shares of Class B Common Stock shall be distributed with respect to each outstanding share of Class B Common Stock. In each case the number of shares of Class B Common Stock payable per share of Class B Common Stock shall be equal to the number of shares of Common Stock payable per share of Common Stock.

                           (iii)    In the case of any dividend or other
distribution on any share of Common Stock consisting of other voting securities of the Corporation or of voting securities of any Subsidiary of the Corporation, the Corporation shall declare and pay each such dividend in securities of two separate classes, identical in all respects, except that: (A) the voting rights of each such security paid to the holders of Class B Common Stock shall have the same voting rights as the Class B Common Stock; (B) such security paid to the holders of the Class B Common Stock shall convert into the security paid to the holders of the Common Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock; and (C) with respect only to dividends or distributions of voting securities of any Person that is a Subsidiary of the Corporation, the respective voting rights of each such security paid to the holders of the Class B Common Stock shall otherwise be as comparable as is practicable to those of the Class B Common Stock.

                           (iv)     In the case of any dividend or distribution
on any share of Common Stock consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of a Subsidiary of the Corporation, the Corporation shall declare and pay such dividend or distribution in securities of two separate classes, and provide that such convertible or exchangeable securities and the underlying securities be identical in all respects, except that (A) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock shall have the same voting


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rights as the Class B Common Stock and (B) such underlying securities issuable to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of theCommon Stock on the same terms and conditions applicable to the conversion of the Class B Common Stock into the Common Stock.

                  (c) CLASS B COMMON STOCK TO RECEIVE EQUAL TREATMENT. The Class B Common Stock shall, with respect to any reclassification, recapitalization, stock split or similar transaction and in any merger, consolidation or share exchange, be treated in all respects identical to the Common Stock except as otherwise required by law.

                  (d) CONVERSION. Upon any Transfer of shares of Class B Common Stock to any Person other than a GS Holder such transferred shares of Class B Common Stock shall be automatically and irrevocably converted into an equal number of shares of common stock, and thereafter all rights of the holder of such transferred shares of Class B Common Stock as a holder of Class B Common Stock shall cease and the Person or Persons in whose name or names the certificate or certificates of common stock are to be issued shall be treated for all purposes as having become the holder or holders of such shares of common stock.

                  (e) CORPORATION TO RESERVE SHARES OF COMMON STOCK FOR CONVERSION OF CLASS B COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of issuance upon conversion or exchange of the shares of Class B Common Stock at least such number of shares of common stock as is equal to the number of shares of Class B Common Stock then outstanding plus the number of shares of Class B Common Stock issuable upon exercise of warrants or options exercisable for or exchangeable into shares of Class B Common Stock then outstanding or upon conversion or exchange of other securities exercisable for or exchangeable into shares of Class B Common Stock then outstanding.

                  (f) NO PREEMPTIVE OR PREFERENTIAL RIGHTS. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

                  (g) CUMULATIVE VOTING. Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a resolution by the Board of Directors with respect to a series of Preferred Stock.

                  (h) DEFINITIONS. For purposes of this Article FOURTH, the following terms shall have the following meanings:


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"AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

"COMMON STOCK EQUIVALENT" means any security of the Corporation which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock or Class B Common Stock of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event;

"CORPORATE TRANSACTION" means a consolidation or merger of the Corporation into or with any other corporation or corporations, or the sale or transfer by the Corporation of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale;

"GS HOLDER" means The Goldman Sachs Group, L.P. and any Affiliate of such Person to which The Goldman Sachs Group, L.P., directly or indirectly, transfers Common Stock, Class B Common Stock or Common Stock Equivalents and any successive transferees thereafter that are Affiliates of The Goldman Sachs Group, L.P.;

"PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof;

"SUBSIDIARY" of any Person means (x) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and (y) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person; and

"TRANSFER" means any sale or other disposition, whether voluntary or involuntary, of beneficial ownership of any Class B Common Stock."


         5. FIFTH: This Amendment was duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors on April 13, 2000 and in accordance with the


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Amended and Restated Certificate of Incorporation and Section 242 of the
Delaware General Corporation Law by the stockholders of the Corporation at a meeting of the stockholders on June 1, 2000.


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                  IN WITNESS WHEREOF, this Certificate of Amendment which amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this __ day of June, 2000.


                              WIT CAPITAL GROUP, INC.



                              By:
                                 -----------------------------------------------
                                 Name: Robert C. Mendelson
                                 Title:  Senior Vice President and Secretary